Exhibit 10(ii)

ASSIGNMENT OF CONSULTING CONTRACT

Upon the re-organization of Xenacare Management , LLC.. a Delaware corporation on June 5. 2005 the company hereby assigns to Xenacare Holdings, Inc.. a Florida corporation a certain consulting contract dated May 26, 2005 between Xenacare Management. LLC and Connied. Inc.. a Florida corporation.   All parties mutually agree to the assignment of the Consulting contract in its entirety as written and signed.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

/s/ Frank Rizzo,

Frank Rizzo, President
Managing Dir Xenacare
Management LLC

/s/ Frank Rizzo

Frank Rizzo. VP Xenacare
Holdings, Inc

/s/ Gary Spaniak Sr., Pres

Connied, Inc    Consultant